                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 22nd day of June, 2005 by and between CHROMCRAFT REVINGTON, INC. (the "Company"), a Delaware corporation headquartered in Delphi, Indiana, and BENJAMIN M. ANDERSON-RAY (the "Executive"), currently a resident of the State of Georgia,

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, the Company desires to employ the Executive as its Chairman and Chief Executive Officer, and the Executive desires to be employed by the Company as its Chairman and Chief Executive Officer, in accordance with the provisions of this Agreement; and

         WHEREAS, in addition to the employment provisions contained herein, the Company and the Executive have agreed to certain restrictions, covenants, agreements and severance payments, as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, the respective covenants, agreements and obligations contained herein, the employment of the Executive by the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

         Section 1. Employment; Term. (a) Employment. Unless the Executive's employment with the Company is terminated earlier as provided in this Agreement, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, during the Term (as hereinafter defined), on a full-time basis in accordance with the provisions of this Agreement.

         (b) Term. Unless terminated earlier as provided in this Agreement, the initial term of the Executive's employment with the Company shall begin on June 20, 2005 and shall end on June 20, 2010 (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement, and the Executive's employment hereunder, shall thereafter be automatically extended upon the same terms and conditions as set forth herein for successive one-year terms (each, a "Renewal Term"), unless (i) the Executive's employment with the Company has been terminated during the Initial Term or during any Renewal Term, as the case may be, in accordance with Section 4 hereof or (ii) either the Company or the Executive provides to the other a written notice not less than one hundred eighty (180) days prior to the end of the Initial Term or any Renewal Term, as the case may be, that a Renewal Term shall not occur (the "Non-Renewal Notice"). The Initial Term and the Renewal Term may be referred to in this Agreement individually or collectively as the "Term."

          If either party provides the Non-Renewal Notice to the other party, then the Executive's employment with the Company shall terminate on the last day of the Initial Term or the applicable Renewal Term, as the case may be, and such termination shall not constitute a termination (whether with or without Cause or with or without Good Reason) of employment by the Company or by the Executive pursuant to Section 4 hereof, but shall be deemed to be, and shall have the effect of, a mutual termination of the Executive's employment with the Company.

         Section 2. Position; Duties; Responsibilities.


         (a) During the Term, the Executive:

                  (i) shall serve as the Chairman of the Board (subject to the Executive's appointment to this position within the 45-day period specified in Section 2(b) hereof) and Chief Executive Officer of the Company;

                  (ii)     shall have such authority, duties and
                           responsibilities as the Board of Directors of the Company (the "Board of Directors") may from time to time prescribe that are consistent with the Executive's position as the Chief Executive Officer of the Company;

                  (iii) shall perform diligently and faithfully, and shall use his best efforts in the performance of, his duties and responsibilities under this Agreement; and

                  (iv) shall devote all of his working time, attention, energies and skills to his duties and responsibilities under this Agreement and to the furtherance of the business and interests of the Company and its subsidiaries or affiliates; provided, however, that the Executive shall be permitted to manage his own personal investments so long as such investment activities do not affect the Executive's performance of his duties and responsibilities for the Company and do not adversely affect the reputation of the Company; and provided further, however, that the Executive shall be permitted to engage in civic and charitable activities and to serve on boards of directors of other for-profit and non-profit entities so long as such civic and charitable activities and board positions do not affect the Executive's performance of his duties and responsibilities for the Company, do not adversely affect the reputation of the Company and have been approved in advance by resolution of the Board of Directors or a committee thereof.

         (b) Within forty-five (45) days following the Executive's first day of employment with the Company, the Board of Directors shall appoint the Executive as a director of the Company and shall elect the Executive as Chairman of the Board. The Board of Directors shall nominate the Executive as one of its director nominees to be considered for election at each annual meeting of stockholders of the Company during such period of time that the Executive is serving as the Company's Chief Executive Officer. If the Executive's employment with the Company is terminated, the Executive shall immediately resign as a director, as Chairman of the Board, as Chief Executive Officer and from all other offices and positions with the Company and any of its subsidiaries or affiliates.




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         (c) The Executive represents to the Company that he is not a party to or bound by any non-competition or other agreement that would prevent or limit him from serving as a director or officer of the Company or from performing any of his duties and responsibilities under this Agreement.

         Section 3. Compensation and Employee Benefits.

         (a) Base Salary. During the Term, for all services rendered to or on behalf of the Company and its subsidiaries or affiliates by the Executive in all capacities, the Company shall pay to the Executive an annual base salary equal to Three Hundred Seventy-Five Thousand Dollars ($375,000) per fiscal year (the "Base Salary"), as may be increased in accordance with this Section. During the Term and at approximately annual intervals after the end of each fiscal year of the Company in accordance with the Company's historical practices, the Board of Directors or a committee thereof shall review the Executive's Base Salary and shall, after such annual review, determine whether an increase to the Base Salary shall be made. If such an increase is approved, the increased salary shall become the applicable Base Salary under this Agreement. The Base Salary shall be paid to the Executive in accordance with the Company's usual and customary payroll practices applicable to its employees generally and shall be pro-rated for any partial year of employment (including, but not limited to, the fiscal year ending December 31, 2005) based upon the length of time that the Executive is employed by the Company during any such partial fiscal year.

         The Executive shall not receive any additional fees or compensation, other than his Base Salary, for his service on the Board of Directors or any committee of the Board of Directors, or for his service as a director or officer of any subsidiary or affiliate of the Company, nor shall the Executive participate in the Directors' Stock Option Plan of the Company or any other plan available only to directors who are not also employees of the Company.

         (b) Sign-on Bonus. The Company shall pay to the Executive a one-time cash sign-on bonus of One Hundred Fifty Thousand Dollars ($150,000), one-half of which shall be payable within one (1) week of the first day of the Term with the remaining balance payable on the one-year anniversary of the date of this Agreement; provided, however, that the Executive shall immediately repay to the Company that portion of the sign-on bonus paid to him on the first day of the Term and, in addition, the Company shall have no obligation to pay the remaining balance of the sign-on bonus if, prior to such one-year anniversary, (i) the Company terminates the Executive's employment for Cause (as hereinafter defined), or (ii) the Executive terminates his employment with the Company without Good Reason (as hereinafter defined). In the event of a Disability (as hereinafter defined) or the death of the Executive prior to such one-year anniversary, the Company shall pay the remaining $75,000 balance of the sign-on bonus to the Executive or to his estate, as the case may be, on the one-year anniversary of the date of this Agreement. The sign-on bonus is a special bonus and is not granted or earned under the STIP (as hereinafter defined).

         (c) Incentive Compensation. During the Term, the Executive shall be entitled to participate in all incentive compensation plans and programs generally available to executive officers of the Company and its subsidiaries as are currently in effect and as may hereafter be

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amended from time to time, or as may hereafter be established, subject to the terms and conditions of such plans and programs. As of the date of this Agreement, the incentive compensation plans available to the Executive are the Company's Short Term Executive Incentive Plan, as currently in effect and as may hereafter be amended from time to time (the "STIP"), and the Company's Long Term Executive Incentive Plan and the Company's 1992 Stock Option Plan, both as currently in effect and as may hereafter be amended from time to time (collectively, the "LTIP"). For purposes of this Agreement, (i) the STIP shall also include any additional or replacement short-term incentive compensation plan that the Company may adopt subsequent to the date of this Agreement in which the Executive is eligible to participate, and (ii) the LTIP shall also include any restricted stock and any additional or replacement long-term incentive compensation plan that the Company may adopt subsequent to the date of this Agreement in which the Executive is eligible to participate.

         The Executive's award under the STIP for 2005 shall be a cash bonus of One Hundred Seventy-Five Thousand Dollars ($175,000), which shall be earned if the performance factor established by the Board of Directors is achieved by the Executive by December 31, 2005 and which shall be paid in accordance with the historical practices of the Company and, in any event, not later than March 15, 2006. For the fiscal year ending December 31, 2006 and each subsequent fiscal year during the Term, the "target" award rate for the Executive under the STIP shall be 100% of his Base Salary. For the 2006 and subsequent fiscal years, the performance factors under the STIP shall be mutually agreed upon between the Board of Directors and the Executive.

         The Executive understands and acknowledges that the Compensation Committee of the Board of Directors is currently reviewing the LTIP (including the performance factors and the type of compensation payable under the LTIP for the 2005-2007 and subsequent performance periods consistent with the Company's strategic plan), that the Compensation Committee may replace the cash component of awards under the LTIP with equity-based awards and that the Compensation Committee may use only restricted stock or other equity-based compensation as awards under the LTIP. Notwithstanding the foregoing, for the 2005-2007 performance period under the LTIP, the Compensation Committee shall grant to the Executive an award of Forty Two Thousand (42,000) shares of restricted common stock of the Company under the LTIP, and the award shall vest and be payable to the Executive upon achievement of all performance factors for the 2005-07 performance period in accordance with the LTIP. Prior to the restricted common stock becoming fully vested, the Executive shall not have the right to vote, to receive dividends or distributions on or to enjoy any other rights of ownership of such stock.

         (d) Employee Benefit Plans. During the Term, the Executive shall be entitled to participate in all employee benefit plans and programs generally available to executive officers of the Company and its subsidiaries as are currently in effect and as may hereafter be amended from time to time, or as may hereafter be established, subject to the terms and conditions of such plans and programs. During the Term, the Company shall reimburse the Executive for the employee-paid portion of the premiums relating to the Executive and his spouse under the Company's group health insurance plan, subject to their eligibility to participate in such plan.

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         (e) Other Policies. All other matters relating to the employment of the
Executive by the Company not specifically addressed in this Agreement or in the plans and programs referenced in this Section (including, but not limited to, vacation, sick and other paid time off), shall be subject to the employee handbooks, rules, policies, procedures, corporate governance guidelines and codes of conduct and ethics of the Company as are currently in effect or as may hereafter be in effect from time to time. Notwithstanding the foregoing, the Executive shall be entitled to receive paid vacation of not less than twenty-five (25) days per fiscal year during the Term, which shall be pro-rated for any partial year of employment based upon the length of time that the Executive is employed by the Company during any such partial fiscal year.

         (f) Automobile Allowance. During the Term, the Company shall provide to the Executive an automobile allowance of One Thousand Five Hundred Dollars ($1,500) per month. The Executive shall pay for his own insurance, maintenance, fuel, license plates and other costs relating to this automobile.

         (g) Relocation Expenses. In connection with the relocation of the Executive and his spouse, the Company shall pay:

                  (i) Reasonable temporary housing expenses of the Executive at or near the Company's headquarters location until the earlier of the Executive's purchase of a home at or near such location or December 31, 2006;

                  (ii) Reasonable travel expenses of the Executive between his home in Atlanta, Georgia and the Company's headquarters location until the earlier of the Executive's purchase of a home at or near the Company's headquarters location or December 31, 2006, provided, however, that until the earlier of such events occurs, the Company shall pay such reasonable travel expenses of the Executive only for up to (A) four (4) roundtrips per month in the event his spouse is living primarily in Atlanta, Georgia, or (B) two
                           (2) roundtrips per month in the event his spouse is living at or near the Company's headquarters location and the closing on the sale of the Executive's home in Atlanta, Georgia has not occurred;

                  (iii) Reasonable moving expenses of the Executive in connection with the relocation of the Executive and his spouse to or near the Company's headquarters location;

                  (iv) Reasonable real estate brokerage commission and reasonable attorneys' fees incurred by the Executive relating to the sale of his existing home in Atlanta, Georgia; and

                  (v) Reasonable closing costs (but not any points) and reasonable attorneys' fees incurred by the Executive relating to the purchase of his home at or near the Company's headquarters location.

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         The Executive shall be entitled to receive an additional payment from the Company attributable to any income and employment taxes payable by the Executive as a result of receiving any of the payments specified in the forgoing provisions of this Section 3(g) (the "Gross-Up Payment") in an amount such that, after payment by the Executive of any income and employment taxes imposed upon the Gross-Up Payment, the Executive shall retain an amount of the Gross-Up Payment equal to such taxes.

         (h) Taxes and Other Amounts. Except as provided otherwise in Section 3(g) hereof, all taxes (other than the Company's portion of FICA taxes) on the Executive's Base Salary and on all other amounts payable to the Executive pursuant to this Agreement or any plan or program of the Company shall be paid by the Executive and, if applicable, withheld by the Company. The Company shall be entitled to withhold from the Base Salary and all other amounts payable to the Executive pursuant to this Agreement or any plan or program (i) applicable income, employment, FICA, Medicare and other taxes required by law, and (ii) such amounts authorized by the Executive.

         (i) Expense Reimbursements. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive related to the performance of his duties and responsibilities for the Company. Without limiting the foregoing, the Company shall pay or reimburse the Executive for all reasonable expenses incurred by or for the Executive for his membership in relevant trade and professional associations, executive education and subscriptions; provided, however, that the Board of Directors reserves the right to approve such expenses. The Executive shall comply with the Company's standard expense reimbursement policies and procedures in effect from time to time.

         (j) Insurance and Indemnification. At all times during the Term, the Company shall provide to the Executive the same coverage that it provides to its other directors and officers under the Company's directors and officers liability insurance policy as is currently in effect or as may hereafter be in effect from time to time. At all times during the Term, the Company shall indemnify the Executive with respect to claims brought by Persons other than the Company against the Executive arising from the Executive's service as an employee, officer or director of the Company in accordance with the Certificate of Incorporation of the Company as is currently in effect or as may hereafter be amended from time to time.

         (k) Acknowledgment by the Executive. Notwithstanding anything in this Agreement to the contrary, the Executive understands, acknowledges and agrees that the Company may, in its sole discretion, amend, modify, replace, freeze, suspend or terminate any or all of the Company's incentive compensation, employee benefit, retirement and other plans and programs from time to time in the future, other than (i) the STIP award for 2005 and the LTIP award for the 2005-2007 performance period, as both are described in Section 3(c) hereof, and
(ii) reimbursement for the Executive's premiums under the Company's group health insurance plan at the regular employee contribution rate and as expressly provided in this Agreement.

         Section 4. Termination of Employment.

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         Subject to the respective continuing obligations of the Company and the
Executive set forth in this Agreement, the Executive's employment with the Company may be terminated during the Term in any of the following ways:

         (a) Termination by the Company for Cause. The Company, upon written notice to the Executive, may terminate the Executive's employment with the Company immediately for Cause (except as otherwise expressly provided herein with respect to the Executive's limited right to cure). For purposes of this Agreement, "Cause" is defined as any of the following:

                  (i) any refusal by the Executive to follow the directions of the Board of Directors so long as such directions are consistent with the Executive's position as the Chief Executive Officer of the Company; or

                  (ii) any gross negligence by the Executive (or by any executive officer of the Company or any of its subsidiaries or affiliates with the knowledge of the Executive and where the Executive allows or fails to prevent such gross negligence by such officer) in managing the business or affairs of the Company and its subsidiaries or affiliates; or

                  (iii) any dishonesty, fraud, theft or embezzlement by the Executive (or by any executive officer of the Company or any of its subsidiaries or affiliates with the knowledge of the Executive and where the Executive allows or fails to prevent such dishonesty, fraud, theft or embezzlement by such officer) upon or against the Company or any of its subsidiaries or affiliates or any customer of the Company or any of its subsidiaries or affiliates; or

                  (iv) any conviction of, or the entering of any plea of guilty or nolo contendere by, the Executive for any felony; or

                  (v) any intentional or negligent violation by the Executive (or by any executive officer of the Company or any of its subsidiaries or affiliates with the knowledge of the Executive and where the Executive allows or fails to prevent such violation by such officer) of any law, statute, rule, regulation or governmental requirement that has or will have a significant adverse effect on the Company or any of its subsidiaries or affiliates; or

                  (vi) any material noncompliance by the Executive (or by any executive officer of the Company or any of its subsidiaries or affiliates with the knowledge of the Executive and where the Executive allows or fails to prevent such noncompliance by such officer) with any provision of any employee handbook, code of business conduct and ethics or corporate governance guidelines of the Company as are currently in effect or as may hereafter be in effect from time to time; or

                  (vii) any breach by the Executive of any provision of this Agreement.



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         (b) Termination by the Company Without Cause. The Company, upon not less than thirty (30) days' prior written notice to the Executive, may terminate the Executive's employment with the Company without Cause.

         (c) Termination by the Executive for Good Reason. The Executive, upon written notice to the Company, may terminate his employment with the Company immediately (except as otherwise expressly provided herein with respect to the Company's limited right to cure) for Good Reason. For purposes of this Agreement, "Good Reason" is defined as any of the following:

                  (i) any assignment to the Executive of any duties or responsibilities that are inconsistent with the Executive's position as Chief Executive Officer of the Company; or

                  (ii) any breach by the Company of any provision of this Agreement; or

                  (iii) any relocation of the Company's headquarters to a location more than one hundred (100) miles from its location on the date of this Agreement so long as (A) the Executive shall have previously relocated his principal residence to Indiana, and (B) the Board of Directors shall have approved a relocation of the Company's headquarters without the concurrence of the Executive.

         (d) Termination by the Executive Without Good Reason. The Executive, upon not less than thirty (30) days' prior written notice to the Company, may terminate his employment with the Company without Good Reason.

         (e) Termination in the Event of Death or Disability. The Executive's employment with the Company shall terminate immediately upon the death of the Executive. The Executive's employment with the Company may be terminated immediately by the Company in the event of the occurrence of a Disability of the Executive. For purposes of this Agreement, a "Disability" shall be defined as an illness or a physical or mental disability or incapacity of the Executive such that the Executive has not been able to perform his duties and responsibilities under this Agreement (as reasonably determined by the Company) for a period of at least ninety (90) consecutive days, including, but not limited to, any diagnosis of the Executive relating to alcoholism or unlawful drug, chemical or substance abuse or addiction. A Disability shall be evidenced by signed, written opinions of at least two (2) independent, qualified medical doctors selected by the Board of Directors and paid for by the Company. The Executive hereby agrees to make himself promptly available for examination by such medical doctors upon request by the Board of Directors and consents to provide the results of such examination and any diagnosis to the Company promptly.

         (f) Termination by the Executive in the Event of a Change in Control. Following a Change in Control (as hereinafter defined), the Executive, upon not less than thirty (30) days' prior written notice to the Company, may terminate his employment with the Company during the twelve (12) month period immediately following a Change in Control.



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         For purposes of this Agreement, a "Change in Control" shall mean a transaction or series of related transactions pursuant to which (i) at least fifty-one percent (51%) of the outstanding shares of common stock of the Company, on a fully diluted basis, shall subsequent to the date of this Agreement be owned by any Person (as hereinafter defined) unrelated to or unaffiliated with the Company, (ii) the Company merges into or with, consolidates with or effects any plan of share exchange or other combination with any Person unrelated to or unaffiliated with the Company, or (iii) the Company disposes of all or substantially all of its assets other than in the ordinary course of business.

         For purposes of the definition of "Change in Control," (y) a Person shall not include the Chromcraft Revington, Inc. Employee Stock Ownership Plan Trust which forms a part of the Chromcraft Revington, Inc. Employee Stock Ownership Plan (collectively, the "ESOP"), or any other employee benefit plan sponsored by the Company, or any subsidiary or affiliate of the Company, and (z) the outstanding shares of common stock of the Company, on a fully diluted basis, shall include all shares owned by the ESOP, whether allocated or unallocated to the accounts of participants.

         (g) Notice of Termination; Last Day of Employment. Other than in the event of death, any termination of the Executive's employment with the Company as contemplated by this Section 4, shall be communicated by a written "Notice of Termination" by the terminating party to the other party hereto. Any Notice of Termination shall indicate the specific provisions of this Agreement relied upon and, if applicable, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. For purposes of this Agreement, the "Date of the Termination Notice" shall be the first to occur of the following: (i) the date of the Non-Renewal Notice, (ii) the date of the Notice of Termination, or (iii) the date of the written notice under Section 4(h) hereof with respect to those items for which either party has a right to cure but only if the party entitled to cure has not fully corrected and cured in accordance with Section 4(h).

         The last day of the Executive's employment with the Company (whether upon termination of the Executive's employment during or following the Term, upon the death of the Executive, upon the occurrence of a Disability of the Executive or upon the expiration of the Initial Term or any Renewal Term) shall be referred to in this Agreement as the "Last Day of Employment."

         (h) Limited Right to Cure by the Company and the Executive.

                  (i) In the event that the Company desires to terminate the Executive's employment for Cause pursuant to Sections 4(a)(i), 4(a)(vi) or 4(a)(vii) hereof, the Company shall first deliver to the Executive a written notice which shall (A) indicate the specific provisions of this Agreement relied upon for such termination, (B) set forth in reasonable detail the facts and circumstances claimed to provide the grounds for such termination, and (C) describe the steps, actions, events or other items that must be taken, completed or followed by the Executive to correct or cure the grounds for


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


                           such termination. The Executive shall then have thirty (30) days following the effective date of such notice to fully correct and cure the grounds for the termination of his employment to the reasonable satisfaction of the Board of Directors. If the Executive does not fully correct and cure such grounds within such thirty (30) day period, then the Company shall have the right to terminate the Executive's employment with the Company immediately for Cause upon delivering to the Executive a Notice of Termination, and the Executive shall have no further cure period with respect thereto. Notwithstanding the foregoing and regardless of the grounds for the termination, the Executive shall be entitled to so correct and cure only one (1) time during the Term.

                  (ii) In the event that the Executive desires to terminate his employment with the Company for Good Reason pursuant to Section 4(c) hereof, the Executive shall first deliver to the Company a written notice which shall (A) indicate the specific provisions of this Agreement relied upon for such termination, (B) set forth in reasonable detail the facts and circumstances claimed to provide the grounds for such termination, and (C) describe the steps, actions, events or other items that must be taken, completed or followed by the Company to correct or cure the grounds for such termination. The Company shall then have thirty (30) days following the effective date of such notice to fully correct and cure the grounds for the termination by the Executive of his employment. If the Company does not fully correct and cure such grounds within such thirty (30) day period, then the Executive shall have the right to terminate his employment with the Company immediately upon delivering to the Company a Notice of Termination, and the Company shall have no further cure period with respect thereto. Notwithstanding the foregoing and regardless of the grounds for the termination, the Company shall be entitled to so correct and cure only one (1) time during the Term.

         Section 5. Payment Upon Termination of Employment. Upon the termination of the Executive's employment with the Company by virtue of either the Company or the Executive providing to the other the Non-Renewal Notice contemplated by
Section 1(b) hereof or upon the termination of the Executive's employment with the Company pursuant to Section 4 hereof, the Executive shall receive, subject to Section 5(g), the following in accordance with the appropriate subsection below:

         (a) Termination by the Company for Cause or by the Executive Without Good Reason. Upon the termination of the Executive's employment by the Company for Cause pursuant to Section 4(a) hereof or by the Executive without Good Reason pursuant to Section 4(d) hereof, the Company shall pay to the Executive
(i) that portion of his Base Salary earned through the Last Day of Employment,
(ii) an amount, payable in a lump sum, equal to the Executive's monthly Base Salary for three (3) months, which the Executive agrees shall constitute adequate consideration for his covenants and agreements set forth in Section 6 (Non-Disclosure, etc.), Section 7 (Non-Competition), Section 8 (Non-Solicitation) and Section 9

(Intellectual Property) of this Agreement, (iii) all amounts that have become fully vested and properly payable on or before the Last Day of Employment under all retirement plans sponsored by the Company in accordance with the provisions of such plans, and (iv) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before the Last Day of Employment.

         In addition, unless expressly provided otherwise in the STIP or the LTIP or in a written agreement between the Company and the Executive relating to awards under the STIP or the LTIP (an "Award Agreement"), all awards granted to the Executive under the STIP and the LTIP that have become fully vested, exercisable or earned on or before the Date of the Termination Notice, (y) in the event of a termination of the Executive's employment by the Company for Cause, shall be forfeited or shall not be exercisable or paid, as the case may be, as of and following the Date of the Termination Notice, and (z) in the event of a termination of the Executive's employment by the Executive without Good Reason, shall be distributed or paid to the Executive within, or shall be exercisable by the Executive for, as the case may be, sixty (60) days following the Last Day of Employment, unless expressly provided otherwise in the STIP or the LTIP or in the applicable Award Agreement(s). All awards granted to the Executive under the STIP and the LTIP that have not become fully vested, exercisable or earned on or before the Date of the Termination Notice shall be forfeited or shall not be exercisable, distributed or paid, as the case may be, as of and following the Date of the Termination Notice, unless expressly provided otherwise in the STIP or the LTIP or in the applicable Award Agreement(s).

         (b) Termination by the Company Without Cause or by the Executive For Good Reason. Upon the termination of the Executive's employment by the Company without Cause pursuant to Section 4(b) hereof or by the Executive for Good Reason pursuant to Section 4(c) hereof, the Company shall pay to the Executive
(i) that portion of his Base Salary earned through the Last Day of Employment,
(ii) if the Last Day of Employment is on or prior to December 31 2006, an amount (payable in twelve (12) equal monthly installments) equal to Five Hundred Fifty Thousand Dollars ($550,000), or if the Last Day of Employment is subsequent to December 31, 2006, an amount (payable in twenty-four (24) equal monthly installments) equal to the sum of (A) two (2) times the Executive's Base Salary and (B) two (2) times the average of the awards paid to the Executive under the STIP in the two (2) fiscal years of the Company ended immediately preceding the Last Day of Employment (but in no event greater than two (2) times the average of the "target" award amounts under the STIP for such two (2) year period),
(iii) all amounts that have become fully vested and properly payable on or before the Last Day of Employment under all retirement plans sponsored by the Company in accordance with the provisions of such plans, and (iv) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before the Last Day of Employment.

         In addition, all awards granted to the Executive under the STIP and the LTIP that have become fully vested, exercisable or earned on or before the Last Day of Employment shall be distributed or paid to the Executive within, or shall be exercisable by the Executive for, as the case may be, sixty (60) days following the Last Day of Employment, unless expressly provided otherwise in the STIP or the LTIP or in the applicable Award Agreement(s). With respect to the awards granted to the Executive under the STIP and the LTIP that have not become fully vested, exercisable or earned on or before the Last Day of Employment, one-half (1/2) of such awards

(but in no event greater than one-half (1/2) of the "target" award amounts under the STIP and the LTIP for the applicable years) shall become vested, exercisable or earned on the day immediately following the Last Day of Employment and shall be distributed or paid to the Executive within, or shall be exercisable by the Executive for, as the case may be, sixty (60) days following the Last Day of Employment, unless expressly provided otherwise in the STIP or the LTIP or in the applicable Award Agreement(s). The remaining one-half (1/2) of such awards shall be forfeited or shall not be exercisable, distributed or paid, as the case may be, as of and following the Last Day of Employment.

         If the Executive elects to continue coverage under the Company's group health insurance plan for himself and/or his spouse under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"), the Company shall reimburse the Executive for the premiums paid by the Executive associated with such continued coverage until the earlier of (I) the end of the Executive's entitlement to continued coverage under the Company's group health insurance plan under COBRA, or (II) the date on which the Executive becomes covered by a health plan sponsored by another employer.

         (c) Termination Upon Death of the Executive. Upon the death of the Executive, the Company shall pay to the Executive's estate (i) that portion of the Executive's Base Salary earned through the date of his death, (ii) all amounts that have become fully vested on or before the Last Day of Employment under all retirement plans of the Company in accordance with the provisions of such plans, and (iii) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before the Last Day of Employment.

         In addition, all awards granted to the Executive under the STIP and the LTIP that have become fully vested, exercisable or earned on or before the Last Day of Employment shall be distributed or paid to the Executive's estate within, or shall be exercisable by the Executive's estate for, as the case may be, one
(1) year following the date of the Executive's death, unless expressly provided otherwise in the STIP or the LTIP or in the applicable Award Agreement(s). All awards granted to the Executive under the STIP and the LTIP that have not become fully vested, exercisable or earned on or before the Last Day of Employment shall continue to vest, or to become exercisable or payable, as the case may be, in accordance with the appropriate schedule regarding vesting, exercisability or payment established at the time of the grant of the award (but in no event greater than the "target" award amounts under the STIP and the LTIP for the applicable years) and shall be distributed or paid to the Executive's estate within, or shall be exercisable by the Executive's estate for, as the case may be, thirty (30) days following the date that such award becomes fully vested, exercisable or earned, unless expressly provided otherwise in the STIP or the LTIP or in the applicable Award Agreement(s).

         (d) Termination Upon a Disability. Upon the termination of the Executive's employment by the Company upon the occurrence of a Disability pursuant to Section 4(e) hereof, the Company shall pay to the Executive (i) that portion of the Executive's Base Salary earned through the Last Day of Employment, (ii) all amounts that have fully vested as of the Last Day of Employment under all retirement plans of the Company in accordance with the provisions of such plans, and (iii) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before the Last Day of Employment.

         In addition, all awards granted to the Executive under the STIP and the LTIP that have become fully vested, exercisable or earned on or before the Last Day of Employment shall be distributed or paid to the Executive within, or shall be exercisable by the Executive for, as the case may be, one (1) year following the Last Day of Employment, unless expressly provided otherwise in the STIP or the LTIP or in the applicable Award Agreement(s). All awards granted to the Executive under the STIP and the LTIP that have not become fully vested, exercisable or earned on or before the Last Day of Employment shall continue to vest, or to become exercisable or paid, as the case may be, in accordance with the appropriate schedule regarding vesting, exercisability or payment established at the time of the grant of the award (but in no event greater than the "target" award amounts under the STIP and the LTIP for the applicable years) and shall be distributed or paid to the Executive within, or shall be exercisable by the Executive for, as the case may be, thirty (30) days following the date that such award becomes fully vested, exercisable or earned, as the case may be, unless expressly provided otherwise in the STIP or the LTIP or in the applicable Award Agreement(s).

         (e) Termination by the Executive Upon a Change in Control. Upon the termination of the Executive's employment by the Executive following the occurrence of a Change in Control pursuant to Section 4(f) hereof, the Company shall pay to the Executive (i) that portion of his Base Salary earned through the Last Day of Employment, (ii) an amount (payable in twenty-four (24) equal monthly installments) equal to the sum of (A) two (2) times the Executive's Base Salary and (B) two (2) times the average of the awards paid to the Executive under the STIP in the two (2) fiscal years of the Company ended immediately preceding the Last Day of Employment (but in no event greater than two (2) times the average of the "target" award amounts under the STIP for such two (2) year period), (iii) all amounts that have become fully vested on or before the Last Day of Employment under all retirement plans of the Company in accordance with the provisions of such plans, and (iv) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before the Last Day of Employment.

         In addition, all awards granted to the Executive under the STIP and the LTIP that have become fully vested, exercisable or earned on or before the Last Day of Employment shall be distributed or paid to the Executive within, or shall be exercisable by the Executive for, as the case may be, sixty (60) days following the Last Day of Employment, unless expressly provided otherwise in the STIP or the LTIP or in the applicable Award Agreement(s). With respect to the awards granted to the Executive under the STIP and the LTIP that have not become fully vested, exercisable or earned on or before the Last Day of Employment, all of such awards (but in no event greater than the "target" award amounts under the STIP and the LTIP for the applicable years) shall become fully vested, exercisable or earned on the day immediately following the Last Day of Employment and shall be distributed or paid to the Executive within, or shall be exercisable by the Executive for, as the case may be, sixty (60) days following the Last Day of Employment, unless expressly provided otherwise in the STIP or the LTIP or in the applicable Award Agreement(s).

         If the Executive elects to continue coverage under the Company's group health insurance plan for himself and/or his spouse under COBRA, the Company shall reimburse the Executive for the premiums paid by the Executive associated with such continued coverage until the earlier of (I) the end of the Executive's entitlement to continued coverage under the Company's group health insurance plan under COBRA, or (II) the date on which the Executive becomes covered by a health plan sponsored by another employer.

         (f) Non-Renewal Pursuant to Section 1(b) of this Agreement. If the Company provides the Non-Renewal Notice to the Executive, the Company shall pay to the Executive (i) that portion of his Base Salary earned through the Last Day of Employment, (ii) an amount (payable in twenty-four (24) equal monthly installments) equal to the sum of (A) two (2) times the Executive's Base Salary and (B) two (2) times the average of the awards paid to the Executive under the STIP in the two (2) fiscal years of the Company ended immediately preceding the Last Day of Employment (but in no event greater than two (2) times the average of the "target" award amounts under the STIP for such two (2) year period),
(iii) all amounts that have become fully vested and properly payable on or before the Last Day of Employment under all retirement plans sponsored by the Company in accordance with the provisions of such plans, and (iv) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before the Last Day of Employment. If the Executive provides the Non-Renewal Notice to the Company, the Company shall pay to the Executive (w) that portion of his Base Salary earned through the Last Day of Employment, (x) an amount (payable in twelve (12) equal monthly installments) equal to the sum of (A) the Executive's Base Salary and (B) the average of the awards paid to the Executive under the STIP in the two (2) fiscal years of the Company ended immediately preceding the Last Day of Employment (but in no event greater than the average of the "target" award amounts under the STIP for such two (2) year period), (y) all amounts that have become fully vested and properly payable on or before the Last Day of Employment under all retirement plans sponsored by the Company in accordance with the provisions of such plans, and
(z) all other amounts that are properly payable to the Executive by the Company that have not been paid to him on or before the Last Day of Employment.

         In addition, all awards granted to the Executive under the STIP and the LTIP that have become fully vested, exercisable or earned on or before the Last Day of Employment shall be distributed or paid to the Executive within, or shall be exercisable by the Executive for, as the case may be, sixty (60) days following the Last Day of Employment, unless expressly provided otherwise in the STIP or the LTIP or in the applicable Award Agreement(s). Unless expressly provided otherwise in the STIP or the LTIP or in the applicable Award Agreement(s), all awards granted to the Executive under the STIP and the LTIP that have not become fully vested, exercisable or earned on or before the Last Day of Employment, (I) in the event the Company provides the Non-Renewal Notice to the Executive, shall continue to vest, or to become exercisable or paid, as the case may be, in accordance with the appropriate schedule regarding vesting, exercisability or payment established at the time of the grant of the award (but in no event greater than the "target" award amounts under the STIP and the LTIP for the applicable years) and shall be distributed or paid to the Executive within, or shall be exercisable by the Executive for, as the case may be, thirty
(30) days following the date that such award becomes fully vested, exercisable or earned, as the case may be, and (II) in the event the Executive provides the Non-Renewal Notice to the Company, shall be forfeited or shall not be exercisable, distributed or paid, as the case may be, as of and following the Last Day of Employment.

         If the Company provides the Non-Renewal Notice to the Executive and if the Executive elects to continue coverage under the Company's group health insurance plan for himself and/or his spouse under COBRA, the Company shall reimburse the Executive for the premiums paid by the Executive associated with such continued coverage until the earlier of (i) the end of the Executive's entitlement to continued coverage under the Company's group health insurance plan under COBRA, or (ii) the date on which the Executive becomes covered by a health plan sponsored by another employer.

         (g) Certain Limitations. The Company's obligation to pay any amount to the Executive under this Section 5 shall terminate immediately without reinstatement of any obligation of the Company to resume paying the Executive hereunder if the Executive breaches any of the provisions of this Agreement. In addition, the Executive waives any right to, and agrees not to file any claim for, unemployment compensation in the event of any termination of his employment with the Company.

         Notwithstanding any other provision of this Section 5, if the Company becomes obligated to make monthly payments to the Executive pursuant to this
Section 5 (the "Monthly Severance Payments") over a period of time which is twelve (12) months or longer (the "Severance Period") and the Executive obtains an employee or similar position with another Person during or prior to the Severance Period, then the Monthly Severance Payments shall terminate or be reduced as set forth in this paragraph. For purposes of this paragraph, the "New Monthly Compensation" shall mean the monthly base salary or monthly consulting fee associated with the Executive's new position with another Person. In the event that the New Monthly Compensation is equal to or greater than the Executive's monthly Base Salary on the Last Day of Employment, then the Company's obligation to pay additional Monthly Severance Payments shall immediately terminate. In the event that the New Monthly Compensation is less than the Executive's monthly Base Salary on the Last Day of Employment, then the Monthly Severance Payments shall, for the remainder of the Severance Period, be reduced such that they shall equal solely the amount by which the Executive's monthly Base Salary on the Last Day of Employment exceeds the New Monthly Compensation.

         If the Monthly Severance Payments have been terminated or reduced in accordance with the foregoing paragraph, then the portion of the Monthly Severance Payments that are based upon any average of awards under the STIP shall terminate at the same time. Once the Company's obligation to pay Monthly Severance Payments has been terminated or reduced as provided in the foregoing paragraph, such obligation shall not thereafter be reinstated or increased, in whole or in part. The Executive shall promptly provide written notice to the Company of his new position with another Person, which shall include an adequate confirmation of his New Monthly Compensation. The Executive shall not have any duty to mitigate the amount of the Monthly Severance Payments and shall not do any act or thing relating to his compensation from his new position with another Person to circumvent, diminish or prevent the operation of the foregoing paragraph.

         The Executive hereby agrees that the Monthly Severance Payments constitute adequate consideration for his covenants and agreements set forth in
Section 6 (Non-Disclosure, etc.), Section 7 (Non-Competition), Section 8 (Non-Solicitation) and Section 9 (Intellectual Property) of this Agreement. The Executive further agrees that any termination or reduction of the Monthly Severance Payments in accordance with this Section 5(g) shall not affect in any manner the Executive's covenants and agreements in
Section 6 (Non-Disclosure, etc.), Section 7 (Non-Competition), Section 8 (Non-Solicitation) and Section 9 (Intellectual Property) of this Agreement.

         Section 6. Non-Disclosure; Return of Confidential Information and Other Property.

         (a) Confidential Information; Non-Disclosure. At all times while the Executive is employed by the Company and at all times thereafter, the Executive shall not (i) directly or indirectly disclose, provide or discuss any Confidential Information with or to any Person other than those directors, officers, employees, representatives and agents of the Company and any of its subsidiaries or affiliates who need to know such Confidential Information for a proper corporate purpose, and (ii) directly or indirectly use any Confidential Information (A) to compete against the Company or any of its subsidiaries or affiliates, or (B) for the Executive's own benefit or for the benefit of any Person other than the Company or any of its subsidiaries or affiliates. The Executive agrees that all Confidential Information is and at all times shall remain the property of the Company or any of its subsidiaries or affiliates, as applicable.

         For purposes of this Agreement, the term "Confidential Information" means

                  (i) any and all materials, records, data, documents, lists, writings and information (whether in writing, printed, verbal, electronic, computerized, on disk or otherwise) (A) relating or referring in any manner to the business, operations, affairs, financial condition, results of operation, assets, liabilities, sales, revenues, income, estimates, projections, budgets, policies, strategies, techniques, methods, products, developments, suppliers, vendors, relationships and/or customers of the Company or any of its subsidiaries or affiliates that are confidential, proprietary or not otherwise publicly available, in any event not through a breach of this Agreement, or (B) that the Company or any of its subsidiaries or affiliates has deemed confidential, proprietary or nonpublic;

                  (ii) any and all trade secrets of the Company or any of its subsidiaries or affiliates; and

                  (iii) any and all copies, summaries, analyses and extracts which relate or refer to or reflect any of the items set forth in (i) or (ii) above.

         (b) Return of Confidential Information and Other Property. The Executive covenants and agrees (i) to return promptly to the Company all Confidential Information that is still in the Executive's possession or control on the Last Day of Employment (including, but not limited to, any Confidential Information contained on the Executive's personal or home computer), and (ii) to return promptly to the Company, at the Company's headquarters, all vehicles, equipment, computers, credit cards and other property of the Company that are still in the Executive's possession or control on the Last Day of Employment, and to cease using any of the foregoing as of the Last Day of Employment.

         Section 7. Non-Competition.

         (a) The Executive hereby understands, acknowledges and agrees that he has not been employed in the furniture manufacturing industry prior to the date of this Agreement and that, by virtue of his position as Chief Executive Officer of the Company, the Executive will have advantageous familiarity and personal contacts with the suppliers, vendors and customers, wherever located, of the Company and its subsidiaries or affiliates and will have advantageous familiarity with the Confidential Information and the business, operations, affairs and strategy of the Company and its subsidiaries or affiliates. Accordingly, at all times while the Executive is employed by the Company and for a period of two (2) years following his Last Day of Employment, the Executive shall not, in any location within the United States of America, directly or indirectly, or individually or together with any other Person, as owner, shareholder, investor, member, partner, proprietor, principal, director, officer, employee, manager, agent, representative, independent contractor, consultant or otherwise:

                  (i) engage in or assist another Person in engaging in, or use or permit his name to be used in connection with, any business, operation or activity which competes with any business, operation or activity conducted or proposed to be conducted by the Company or any of its subsidiaries or affiliates (or which is in the same or a similar line of business as the Company or any of its subsidiaries or affiliates) at any time during the Executive's employment with the Company; or

                  (ii) engage in or assist another Person in engaging in, or use or permit his name to be used in connection with, any business, operation or activity which competes with any business, operation or activity conducted by the Company or any of its subsidiaries or affiliates (or which is in the same or a similar line of business as the Company or any of its subsidiaries or affiliates) at any time during such two (2) year period following his Last Day of Employment; or

                  (iii) finance, join, operate or control any business, operation or activity which competes with any business, operation or activity conducted or proposed to be conducted by the Company or any of its subsidiaries or affiliates (or which is in the same or a similar line of business as the Company or any of its subsidiaries or affiliates) at any time during the Executive's employment with the Company; or

                  (iv) finance, join, operate or control any business, operation or activity which competes with any business, operation or activity conducted by the Company or any of its subsidiaries or affiliates (or which is in the same or a similar line of business as the Company or any of its subsidiaries or affiliates) at any time during such two (2) year period following his Last Day of Employment; or

                  (v) offer or provide employment, hire or engage (whether on a full-time, part-time or consulting basis or otherwise) any individual who has been an employee of the Company or any of its subsidiaries or affiliates within one (1) year prior to such offer, hiring or engagement.

         Provided, however, that this Section 7(a) shall not prohibit the Executive from owning up to one percent (1%) of the outstanding shares of capital stock of any company or other entity which files reports or other information with the U.S. Securities and Exchange Commission.

         (b) The Executive acknowledges the nationwide scope of the business of the Company and its subsidiaries or affiliates. Nevertheless, if the foregoing provisions of Section 7(a) are found to be unenforceable by a court of competent jurisdiction because such provisions are not sufficiently limited to specific geographic areas, then the restrictions contained in Section 7(a) upon the Executive may be limited to the geographic areas consisting of one hundred (100) miles from each city, town, village, municipality or other location in the United States of America in which the Company or any of its subsidiaries or affiliates maintains an office, manufacturing facility, warehouse or showroom on his Last Day of Employment.

         Notwithstanding the foregoing, in the event that any provision of this
Section 7 is found by a court of competent jurisdiction to exceed the time, geographic or other restrictions permitted by applicable law in any jurisdiction, then such court shall have the power to reduce, limit or reform (but not to increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against the Executive in its reduced, limited or reformed manner; provided, however, that a provision shall be enforceable in its reduced, limited or reformed manner only in the particular jurisdiction in which a court of competent jurisdiction makes such determination. In addition, the Company and the Executive agree that the provisions of this Section 7 shall be severable in accordance with Section 13(e) hereof.

         Section 8. Non-Solicitation.

         The Executive hereby understands, acknowledges and agrees that he has not been employed in the furniture manufacturing industry prior to the date of this Agreement and that, by virtue of his position as the Chief Executive Officer of the Company, the Executive will have advantageous familiarity and personal contacts with the suppliers, vendors and customers, wherever located, of the Company and its subsidiaries or affiliates and will have advantageous familiarity with the Confidential Information and the business, operations, affairs and strategy of the Company and its subsidiaries or affiliates. Accordingly, at all times while the Executive is employed by the Company and for a period of two (2) years following his Last Day of Employment, the Executive shall not, directly or indirectly, or individually or together with any other Person, as owner, shareholder, investor, member, partner, proprietor, principal, director, officer, employee, manager, agent, representative, independent contractor, consultant or otherwise:

         (a) solicit in any manner, seek to obtain or service any business of any Person who is or was a customer or an active prospective customer of the Company or any of its subsidiaries or affiliates at any time during the Executive's employment with the Company, where the solicitation is for the purpose of offering products or services competitive with those sold or offered by the Company at any time during the Executive's employment with the Company; or

         (b) request or advise any customers, suppliers, vendors or others doing business with the Company or any of its subsidiaries or affiliates at any time during the Executive's employment with the Company to terminate, reduce, limit or change their business or relationship with the Company or any of its subsidiaries or affiliates; or

         (c) request or advise any customers, suppliers, vendors or others doing business with the Company or any of its subsidiaries or affiliates at any time during such two (2) year period following his Last Day of Employment to terminate, reduce, limit or change their business or relationship with the Company or any of its subsidiaries or affiliates; or

         (d) induce, request or attempt to influence any employee of the Company or any of its subsidiaries or affiliates at any time during the Executive's employment with the Company or during such two (2) year period following the Last Day of Employment to terminate his or her employment with the Company or any of its subsidiaries or affiliates.

         Notwithstanding the foregoing, in the event that any provision of this
Section 8 is found by a court of competent jurisdiction to exceed the time or other restrictions permitted by applicable law in any jurisdiction, then such court shall have the power to reduce, limit or reform (but not to increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against the Executive in its reduced, limited or reformed manner; provided, however, that a provision shall be enforceable in its reduced, limited or reformed manner only in the particular jurisdiction in which a court of competent jurisdiction makes such determination. In addition, the Company and the Executive agree that the provisions of this Section 8 shall be severable in accordance with Section 13(e) hereof.

         Section 9. Intellectual Property. The Executive understands, acknowledges and agrees that each and every invention, discovery, improvement, device, design, apparatus, practice, process, method, technique or product (whether patentable or copyrightable or not) made, developed, perfected, devised, conceived, worked on or first reduced to practice by the Executive, either solely or in collaboration with others, during the period of the Executive's employment with the Company (whether or not during regular working hours) relating, directly or indirectly, to the business, operations, affairs, products, practices, techniques or methods of the Company or any of its subsidiaries or affiliates (the "Developments") is and shall be the property of the Company or its subsidiaries or affiliates, as applicable. The Executive hereby assigns and agrees to assign to the Company or its subsidiaries or affiliates, as applicable, any and all of the Executive's right, title and interest in and to any and all Developments and hereby forever and unconditionally releases and relinquishes any and all rights that he may have with respect to any and all of the Developments.

         Section 10. Periods of Noncompliance and Reasonableness of Periods. The restrictions and covenants contained in Sections 7 and 8 of this Agreement shall be deemed not to run during all periods of noncompliance, the intention of the parties hereto being to have such restrictions and covenants apply during the full periods specified in Sections 7 and 8 of this Agreement. The Company and the Executive understand, acknowledge and agree that the restrictions and covenants contained in Section 7 and Section 8 of this Agreement are reasonable in view of the Executive's positions as the Chief Executive Officer of the Company and the nature of the business in which the Company and its subsidiaries and affiliates are engaged.

         The Company's obligation to pay the amounts payable to the Executive pursuant to this Agreement shall immediately terminate without reinstatement of any obligation to resume paying the Executive under this Agreement in the event that the Executive breaches any of the provisions of Sections 6, 7, 8 or 9 hereof. Notwithstanding any such termination of the Company's obligation to pay,
(a) the covenants of the Executive set forth in Sections 6, 7, 8 and 9 hereof shall continue in full force and effect and be binding upon the Executive, (b) the Company shall be entitled to the remedies specified in Section 12 hereof, and (c) the Company shall be entitled to its damages, costs and expenses (including, without limitation, reasonable attorneys fees and expenses) resulting from or relating to the Executive's breach of any of the provisions of Sections 6, 7, 8 or 9 hereof.

         Section 11. Survival of Certain Provisions. Upon any termination of the Executive's employment with the Company at or prior to the expiration of the Term, both the Company and the Executive hereby agree that Sections 1, 2, 3 and 4 of this Agreement shall terminate and be of no force or effect (except for the definitions of terms specified in such sections) and that Sections 5, 6, 7, 8, 9, 10, 11, 12 and 13 hereof shall continue to be in full force and effect and binding upon the Company or the Executive, as the case may be, in accordance with the respective provisions of such Sections. Upon any termination of the Executive's employment with the Company following the expiration of the Term, both the Company and the Executive hereby agree that Sections 1, 2, 3, 4 and 5 of this Agreement shall terminate and be of no further force or effect (except for the definitions of terms specified in such sections) and that Sections 6, 7, 8, 9, 10, 11, 12 and 13 hereof shall continue to be in full force and effect and binding upon the Company or the Executive, as the case may be, in accordance with the respective provisions of such Sections.

         Section 12. Remedies. The Executive agrees that the Company will suffer irreparable damage and injury and will not have an adequate remedy at law in the event of any actual, threatened or attempted breach by the Executive of any provision of Sections 6, 7, 8 or 9. Accordingly, in the event of a breach or a threatened or attempted breach by the Executive of any provision of Sections 6, 7, 8 or 9, in addition to all other remedies to which the Company is entitled at law, in equity or otherwise, the Company shall be entitled to a temporary restraining order and a permanent injunction or a decree of specific performance of any provision of Sections 6, 7, 8 or 9. The parties agree that a bond posted by the Company in the amount of One Thousand Dollars ($1,000) shall be adequate and appropriate in connection with such restraining order or injunction and that actual damages need not be proved by the Company prior to it being entitled to obtain such restraining order, injunction or specific performance. The foregoing



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
remedies shall not be deemed to be the exclusive rights or remedies of the Company for any breach of or noncompliance with this Agreement by the Executive but shall be in addition to all other rights and remedies available to the Company at law, in equity or otherwise.

         Section 13. Miscellaneous.

         (a) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, executors, representatives, successors and assigns; provided, however that neither party may assign this Agreement without the prior written consent of the other party hereto except that the Company may, without the consent of the Executive, assign this Agreement in connection with any merger, consolidation, share exchange, combination, sale of stock or assets or similar transaction involving the Company or any transaction or series of transaction constituting a Change in Control.

         (b) Waiver. Either party hereto may, by a writing signed by the waiving party, waive the performance by the other party of any of the covenants or agreements to be performed by such other party under this Agreement. The waiver by either party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder. The failure or delay of either party at any time to insist upon the strict performance of any provision of this Agreement or to enforce its rights or remedies under this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such provision, or to pursue any of its rights or remedies for any breach hereof, at a future time.

         (c) Amendment. This Agreement may be amended, modified or supplemented only by a written agreement executed by all of the parties hereto.

         (d) Headings. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

         (e) Severability. In case any one or more of the provisions (or any portion thereof) contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein; provided, however, if any provision of Section 7 or 8 of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable because of the provision's scope, duration, geographic restriction or other factor, then such provision shall be considered divisible and the court making such determination shall have the power to reduce or limit (but not increase or make greater) such scope, duration, geographic restriction or other factor or to reform (but not increase or make greater) such provision to make it enforceable to the maximum extent permitted by law, and such provision shall then be enforceable against the appropriate party hereto in its reformed, reduced or limited form; provided further, however, that a provision shall be enforceable in its reformed, reduced or limited form only in the particular jurisdiction in which a court of competent jurisdiction makes such determination.

         (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.

         (g) Construction. This Agreement shall be deemed to have been drafted by both parties hereto. This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, any party.

         (h) Review and Consultation. The Executive hereby acknowledges and agrees that he (i) has read this Agreement in its entirety prior to executing it, (ii) understands the provisions, effects and restrictions of this Agreement, and (iii) has consulted with such of his own attorneys, accountants and financial and other advisors as he has deemed appropriate in connection with his execution of this Agreement. THE EXECUTIVE HEREBY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT FROM ANY DIRECTOR OR EMPLOYEE OF, OR ANY ATTORNEY, ACCOUNTANT OR ADVISOR FOR, THE COMPANY.

         (i) Entire Agreement. This Agreement, and the plans, programs, policies, procedures, rules and agreements referenced herein, constitute the entire understanding and agreement between the parties hereto relating to the subject matter hereof and supersede all other prior understandings, commitments, representations, negotiations, contracts and agreements, whether oral or written, between the parties hereto relating to the matters contemplated hereby.

         (j) Certain References. Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. All references to the masculine, feminine or neuter genders herein shall include any other gender, as the context requires. Unless expressly provided otherwise, all references in this Agreement to days shall mean calendar, not business, days.

         (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

         (l) Notices. All notices, requests and other communications hereunder shall be in writing (which shall include facsimile communication) and shall be deemed to have been duly given if (i) delivered by hand; (ii) sent by certified United States Mail, return receipt requested, first class postage pre-paid;
(iii) sent by overnight delivery service; or (iv) sent by facsimile transmission if such fax is confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by regular (not certified or registered) United States Mail, first class postage pre-paid, as follows:



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


      If to the Company:                     Chromcraft Revington, Inc.
                                             Attention: Board of Directors
                                             1100 North Washington Street
                                             Delphi, Indiana 46923
                                             Telephone: (765) 564-3500
                                             Facsimile: (765) 564-6673

      With a copy to (which                  Krieg DeVault LLP
      shall not constitute notice):          Attention: Nicholas J. Chulos, Esq.
                                             One Indiana Square, Suite 2800
                                             Indianapolis, Indiana 46204
                                             Telephone: (317) 636-4341
                                             Facsimile: (317) 636-1507

      If to the Executive:                   Benjamin M. Anderson-Ray
                                             500 Glengate Cove
                                             Atlanta, Georgia 30328
                                             Telephone: (765) 564-3500
                                             Facsimile: (765) 564-6673

      With a copy to (which                  McKenna Long & Aldridge LLP
      shall not constitute notice):          Attention: R. Daniel Beale, Esq.
                                             303 Peachtree Street, Suite 5300
                                             Atlanta, Georgia 30308
                                             Telephone: (404) 527-4000
                                             Facsimile: (404) 527-4198

or to such other address or facsimile number as either party hereto may have furnished to the other in writing in accordance herewith. The Executive shall promptly provide any changes to his address, telephone number and facsimile number to the Company.

         All such notices, requests and other communications shall be effective
(i) if delivered by hand, when delivered; (ii) if sent by mail in the manner provided herein, two (2) business days after deposit with the United States Postal Service; (iii) if sent by overnight delivery service, on the next business day after deposit with such service; or (iv) if sent by facsimile transmission, on the date indicated on the fax confirmation page of the sender if such fax also is confirmed by mail in the manner provided herein.

         (m) Jurisdiction and Venue. The parties hereto hereby agree that all demands, claims, actions, causes of action, suits, proceedings and litigation between or among the parties relating to this Agreement, shall be filed, tried and litigated only in a federal or state court located in the State of Indiana. In connection with the foregoing, the parties hereto irrevocably consent to the jurisdiction and venue of such court and expressly waive any claims or defenses of lack of jurisdiction of or proper venue by such court.

         (n) Recitals. The recitals, premises and "Whereas" clauses contained on page 1 of this Agreement are expressly incorporated into and made a part of this Agreement.

         (o) Definition of Person. For purposes of this Agreement, the term "Person" shall mean any natural person, proprietorship, partnership, corporation, limited liability company, organization, firm, business, joint venture, association, trust or other entity and any government agency, body or authority.

         (p) Reimbursement of Certain Attorney's Fees. Upon the execution of this Agreement by both parties and the presentation by the Executive of a request for reimbursement, the Company shall promptly reimburse the Executive for his attorney's fees incurred in reviewing and negotiating this Agreement, up to a maximum of Ten Thousand Dollars ($10,000).




                                      * * *


















                                       24

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         IN WITNESS WHEREOF, the Company and the Executive have made, entered into, executed and delivered this Agreement as of the day and year first above written.




                              /s/ Benjamin M. Anderson-Ray
                              --------------------------------------------
                              Benjamin M. Anderson-Ray


                              CHROMCRAFT REVINGTON, INC.



                              By: /s/ Frank T. Kane
                                  ----------------------------------------
                                  Frank T. Kane
                                  Vice President-Finance











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